Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and the use of our report dated March 18, 2016 in the Registration Statement (Form S-1) and related Prospectus of Gemphire Therapeutics Inc. dated April 18, 2016.

/s/ Ernst & Young LLP

Detroit, Michigan

April 18, 2016